                                                                    EXHIBIT 4.10



                             ONEWORLD SYSTEMS, INC.

                             UNIT PURCHASE AGREEMENT



        This Unit Purchase Agreement (this "AGREEMENT") is made as of March 3, 1999 by and between OneWorld Systems, Inc., a Delaware corporation (the "COMPANY"), and the investors listed on Schedule 1.2 attached hereto (the "INVESTORS").


                                   SECTION 1.

       AUTHORIZATION AND SALE OF COMMON STOCK AND SERIES A PREFERRED STOCK

        1.1 AUTHORIZATION OF SERIES A PREFERRED AND COMMON STOCK. The Company has authorized the sale and issuance of up to 3,100,000 shares of its Series A Preferred Stock (the "SERIES A PREFERRED") and up to 8,060,000 shares of its Common Stock (the "Common Stock"). The Series A Preferred has the rights, preferences and privileges provided for in the Certificate of Designation, in the form attached hereto as Exhibit A (the "CERTIFICATE").

        1.2 SALE OF THE COMMON STOCK AND SERIES A PREFERRED. Subject to the terms and conditions set forth herein, the Company will issue and sell to the Investors, and each of the Investors will purchase from the Company the shares (the "SHARES") of Common Stock and Series A Preferred set forth opposite their respective names on Schedule 1.2. Payment for such shares shall be delivered to the Company at the Closing (as defined below) by certified check or wire transfer in the amount set forth beside each Investor's name on Schedule 1.2 hereto.


                                   SECTION 2.

                             CLOSING DATES; DELIVERY

        2.1 CLOSING DATES. The closing of the purchase and sale of the Shares hereunder (the "CLOSING") shall be held at the offices of Wilson Sonsini Goodrich & Rosati, counsel to the Company, at 9:00 a.m. on March 3, 1999 or at such other time and location selected by the parties hereto (such date shall hereinafter be referred to as the "CLOSING DATE").

        2.2 DELIVERY. At the Closing, the Company will deliver to each Investor certificates, registered in such Investor's name (or the name of its nominee), representing the Shares to be purchased by such Investor in accordance with the terms hereof.

                                   SECTION 3.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the Schedule of Exceptions to the Company's representations and warranties attached hereto as Schedule 3, the Company represents and warrants to the Investors as follows:

        3.1 ORGANIZATION. Each of the Company and its subsidiaries (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), the "Subsidiaries"), is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, prospects, properties or operations of the Company and its Subsidiaries, considered as one enterprise (a "Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company does not have any Subsidiaries nor does it control, directly or indirectly, or own, directly or indirectly, any shares of stock or any other equity interest of any corporation, partnership or limited liability company, other than as disclosed in the Company's Annual Report on Form 10-K ("Annual Report") or the Company's Quarterly Reports on Form 10-Q ("Quarterly Reports," and together with the Annual Report, the "Exchange Act Reports") filed from time to time with the Securities and Exchange Commission (the "SEC") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or identified on Schedule 3.1.

        3.2 DUE AUTHORIZATION. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Investor Rights Agreement and such agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        3.3 NON-CONTRAVENTION. Except as set forth on Schedule 3.3, the execution and delivery of the Agreement and the Investor Rights Agreement, the issuance and sale of the Shares to be sold by the Company under the Agreement, the fulfillment of the terms of the Agreement and the Investor Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise)



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under, or give to others any rights of termination, amendment, acceleration or cancellation of, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the charter, by-laws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance, judgement, injunction, or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any Subsidiary is subject. No consent, waiver, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of the Agreements and the valid issuance and sale of the Shares to be sold pursuant to the Agreements, other than such as have been made or obtained, and except for any securities filings required to be made under federal or state securities laws.

        3.4 CAPITALIZATION. The capitalization of the Company as of December 31, 1998 is as set forth in Schedule 3.4. The Company has not issued any capital stock since that date other than pursuant to the Company's employee benefit plans. The Shares to be sold pursuant to this Agreement have been duly authorized, and when issued and paid for in accordance with the terms of the Agreement will be duly and validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in Schedule 3.4, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to the Shares or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. Except as set forth on Schedule 3.1, the Company owns the entire equity interest in each of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as described in the Company audited financial statements contained in the Company's Annual Report. Except as contemplated hereby, there are no stockholders agreements,



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voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

        3.5 LEGAL PROCEEDINGS. There is no action, suit, notice of violation, proceeding or investigation pending or, to the best actual knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of the Agreement or the Investor Rights Agreement or the Shares,
(ii) could, individually or in the aggregate, have a Material Adverse Effect or
(iii) could, individually or in the aggregate, adversely impair the ability of the Company to perform fully on a timely basis its obligations under the Agreement or the Investor Rights Agreement.

        3.6 NO VIOLATIONS. Neither the Company nor any Subsidiary, except as listed on Schedule 3.6, is in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound or affected, and there exists no condition which, with the passage of time or otherwise, would constitute a material default under any such document or instrument or result in the imposition of any material penalty or the acceleration of any material indebtedness.

        3.7 GOVERNMENTAL PERMITS, ETC. Each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect on the Company.

        3.8 INTELLECTUAL PROPERTY. Subject to the matters discussed under "Risk Factors" in the Company's Exchange Act Reports, (i) each of the Company and its Subsidiaries owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "Intellectual Property") that are necessary for the conduct of its business as now conducted, except where the failure to currently own or possess would not have a Material Adverse Effect on the Company, (ii) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, any infringement of or conflict with asserted rights of the Company or any of its Subsidiaries by others with respect to any



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Intellectual Property, except as would not have a Material Adverse Effect on the
Company, (iii) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, any infringement of or conflict with asserted rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect on the Company. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement.

        3.9 FINANCIAL STATEMENTS. The financial statements of the Company and the related notes contained in the Company's Exchange Act Reports comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except that the unaudited financial statements contained in the Company's Quarterly Reports do not contain all of the notes required pursuant to generally accepted accounting principals.

        3.10 NO MATERIAL ADVERSE EFFECT. Except as disclosed in Schedule 3.10 or otherwise disclosed, since December 31, 1998, there has not been any event or occurrence which has caused or resulted in a Material Adverse Effect, including, without limitation, (i) the incurrence of any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, except obligations incurred in the ordinary course of business, (ii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, (iii) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries, (iv) any amendment to the Company's charter or by-laws, (v) any sale of a material asset of the Company or any of its Subsidiaries, (vi) any capital expenditure of the Company or any of its Subsidiaries in excess of $50,000, or (vii) any agreement, approval, commitment or authorization to do any of the foregoing, except as contemplated herein.

        3.11 DISCLOSURE. The Company has fully provided each Investor with all information requested by such Investor in deciding whether to purchase the Shares. Such information provided, as of the date of such information and on the date hereof, did not and does not contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any forward-looking statements made within such information provided.

        3.12 FOREIGN CORRUPT PRACTICES. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any of its Subsidiaries, have
(i) directly or indirectly, used any corporate funds for



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unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company or made by any person acting on its behalf and of which the Company is aware in violation of law; (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (v) made any unlawful bribe, rebate, payoff, influence, kick-back or other unlawful payment.

        3.13 NO MANIPULATION OF STOCK. The Company has not taken and will not take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

        3.14 ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        3.15 COMPLIANCE WITH FLORIDA STATUTES. The Company has complied with all provisions of Florida Statutes Section 517.075, and the regulations thereunder, relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

        3.16 REPORTING STATUS. The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including documents filed pursuant to Section 13(a) or 15(d) thereof, during the 12 months preceding the date of this Agreement (the foregoing materials being collectively referred to herein as the "SEC Documents"). The SEC Documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under where they were made not misleading:

        3.17 LISTING. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Shares and the listing thereof.

        3.18 YEAR 2000 COMPLIANCE. The information set forth in the Company's Exchange Act Reports with respect to the Company's efforts regarding Year 2000 matters (i) conforms in all material respects to the guidelines set forth in SEC Release No. 33-7558 and (ii) accurately describes the status of the Company's efforts regarding Year 2000 matters. To the Company's knowledge, the



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costs associated with ensuring that the Company is Year 2000 compliant will not have a Material Adverse Effect on the Company.

        3.19 CERTAIN FEES. No fees or commissions will be payable by the Company to any broker, finder, investment banker or bank with respect to the consummation of the transactions contemplated hereby. The Company has taken no action that would require any Investor to pay any such fee or commission.

        3.20 PRIVATE OFFERING. Neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Shares or the shares of Common Stock issuable upon conversion of the Series A Preferred (the "Underlying Shares") under the Securities Act) which might subject the offering, issuance or sale of the Shares or the Underlying Shares to the registration requirements of Section 5 of the Securities Act.

        3.21 SENIORITY. No class of equity securities of the Company is senior to the Series A Preferred in right of payment, whether upon liquidation, dissolution or otherwise.

        3.22 REAL PROPERTY HOLDING COMPANY. The Company is not a real property holding company within the meaning of Section 897 of the Internal Revenue code of 1986, as amended.

        3.23 TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                                   SECTION 4.

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

        Each Investor hereby severally represents and warrants to the Company with respect to the purchase of the Shares as follows:

        4.1 EXPERIENCE. It has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Investor is an "accredited investor" as defined in Regulation 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").



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        4.2 INVESTMENT. It is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares have not been, and will not be when issued, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed herein.

        4.3 RULE 144. It acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

        4.4 NO PUBLIC MARKET. It understands that no public market now exists for the Shares, and that a market may never exist for the Shares.

        4.5 ACCESS TO DATA. Its officers and agents, to the extent that they desired, have had an opportunity to discuss the Company's management, business plan and financial condition with the Company's management. It understands that a purchase of the Shares involves a high degree of risk, and there can be no assurance the Company's business objectives will be obtained.

        4.6 AUTHORIZATION. This Agreement and the Investors' Rights Agreement, when executed and delivered by the Investors, will constitute a valid and legally binding obligation of each such Investor, enforceable in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        4.7 AUTHORITY. It has all requisite legal power and authority to enter into this Agreement and the Investors' Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Investors' Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of it. The execution and delivery of this Agreement and the Investors Rights Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), under any provision of the organization documents of such Investor.



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
        4.8 NO CONFLICTS. The execution, delivery and performance of this Agreement by such Investor will not breach, cause a default under or otherwise conflict with or give rise to any acceleration or termination of the charter documents of such Investor or any material contract or agreement to which such Investor is a party.

        4.9 BROKER'S AND FINDERS' FEES. It has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        4.10 NOT ACTING IN CONCERT. Notwithstanding the fact that immediately after the Closing, the Investors will hold an aggregate of 64% of the voting power of the Company on a fully-diluted basis, and the fact that certain of the Investors are affiliated entities as indicated by the three numbered groupings of Investors contained in Schedule 1.2 hereto, such Investor is not acting in concert with any other Investor, or group of Investors, whether affiliated or otherwise, for the purpose of gaining control over the direction of the Company.


                                   SECTION 5.

                     CONDITIONS TO CLOSING OF THE INVESTORS

        The Investors' obligations to purchase the Shares at the Closing are, at the option of the Investors, subject to the fulfillment of the following conditions:

        5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date and the Company shall have performed all obligations and conditions required to be performed or observed by it on or prior to the Closing Date and all documents incident thereto shall be satisfactory in form and content to the Investors and special counsel to the Investors.

        5.2 OFFICER'S CERTIFICATE. The Company shall have delivered to each Investor a certificate or certificates, executed by an authorized officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 5.1.

        5.3 INVESTOR RIGHTS AGREEMENT. The Company and the Investors shall have executed and delivered the Investor Rights Agreement substantially in the form attached hereto as Exhibit B.

        5.4 FEES AND EXPENSES. The Company shall pay the fees and expenses of one counsel to Investors reasonably incurred; provided, however, that under no circumstances shall such amount exceed $10,000 in the aggregate.

        5.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall have been reasonably approved by special counsel to the Investors, and the

Investors and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

        5.6 COMPLIANCE WITH LAWS. The offer and purchase and sale of Shares to the Investors hereunder shall be legally permitted by all laws and regulations to which the Company or the Investors are subject.

        5.7 LEGAL OPINION. Each Investor shall have received from Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit A.

                                   SECTION 6.

                        CONDITIONS TO CLOSING OF COMPANY

        The Company's obligation to sell and issue the Shares at the Closing Date is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

        6.1 REPRESENTATIONS AND COVENANTS. The representations made by the Investors in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date and the Investors shall have performed all obligations and conditions required to be performed or observed by it on or prior to the Closing Date and all documents incident thereto shall be satisfactory in form and content to the Company.


                                   SECTION 7.

                                   COVENANTS

7. REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT; SHAREHOLDER APPROVAL; LISTING.

        7.1 REGISTRATION PROCEDURES AND EXPENSES. The Company shall:

                      (a) subject to receipt of necessary information from the Investors, prepare and file with the SEC, within sixty (60) days after the Closing Date, a registration statement (the "Registration Statement") to enable the resale of the Common Stock purchased hereby by the Investors from time to time through the automated quotation system of the Nasdaq National Market or NASD Over the Counter (OTC) Bulletin Board system as applicable, or in privately-negotiated transactions;

                      (b) use its reasonable efforts, subject to receipt of necessary information from the Investors, to cause the Registration Statement to become effective within 90 days after the Registration Statement is filed by the Company;



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

                      (c) in each case upon providing written notice thereof to each Investor at least five (5) days prior thereto, prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement current and effective for a period not exceeding, with respect to each Investor's Shares purchased hereunder, the earlier of (i) the date on which the Investor may sell all Shares then held by the Investor in accordance with the provisions of Rule 144 of the Securities Act during any three (3)-month period, or (ii) such time as all Shares purchased by such Investor in this offering have been sold;

                      (d) furnish to the Investor with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor; provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

                      (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                      (f) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement; and

                      (g) advise the Investors, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

        7.2 TRANSFER OF SHARES AFTER REGISTRATION; SUSPENSION.

                      (a) The Investor agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7.1 and as described below, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

                      (b) If any Investor (or any permitted transferee) shall propose to sell any Shares pursuant to the Registration Statement, it shall notify Company of its intent to do so at least three (3) full business days prior to such sale. Such notice shall be deemed to constitute a representation that any information previously supplied by such Investor or transferee is accurate as of the date of such notice. At any time within such three (3) business-day period, the Company may refuse to permit the Investor or transferee to resell any Shares pursuant to the Registration Statement; provided, however, that the Company in each case shall use its best reasonable efforts to respond as rapidly as possible; and provided, however, that in order to exercise this right, the Company must deliver a certificate in writing to the requesting party to the effect that a delay in such sale is necessary because a sale pursuant to such Registration Statement in its then-current form would not be, in the reasonable judgment of the Company, in the best interests of the Company and its stockholders. In no event shall such delay exceed thirty (30) calendar days with respect to any single exercise of the Company's rights hereunder, and provided further, however, that in no event shall the Company be permitted to exercise this right more than three times or for more than an aggregate of sixty (60) calendar days in any single calendar year. In addition, the Company agrees to use its reasonable best efforts to resolve whatever condition or conditions have occasioned any such delay on its part, and will promptly end such delay upon resolution of such condition or conditions.

                      (c) Provided that a suspension is not then in effect the Investor may sell Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Investor and to supply copies to any other parties requiring such Prospectuses.

        7.3 INDEMNIFICATION. For the purpose of this Section 7.3:

                           (i) the term "Selling Stockholder" shall include the
Investor and any affiliate of such Investor;

                           (ii) the term "Registration Statement" shall include
any final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement (or any of the securities offered thereunder) referred to in Section 7.1; and

                           (iii) the term "untrue statement" shall include any
untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      (a) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, (iv) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in connection with investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in 7.2 hereof respecting sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor.

                      (b) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities, joint or several, to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Section 7.2 hereof respecting sale of the Shares, or (ii) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that in no event shall any indemnity under this Subsection 7.3(b) exceed the net proceeds from the offering received by the Selling Stockholder.

                      (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 7.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that unless another such specific conflict of interest between indemnified parties requires otherwise, no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

                      (d) If the indemnification provided for in this Section
7.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors' obligations in this subsection to contribute are several in proportion to their sales of Shares to which such loss relates and not joint.

                      (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agree not to attempt to assert any such defense.

        7.4 TERMINATION OF CONDITIONS AND OBLIGATIONS. The conditions precedent imposed by this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

        7.5 SHAREHOLDER APPROVAl. The Company shall use its reasonable best efforts to seek shareholder approval for an increase in the authorized number of shares of Common Stock or a reverse stock split, and to reserve sufficient shares of Common Stock, to enable the Company to perform it conversion obligations with respect to the Shares. Upon such action, the Company shall use its reasonable best efforts to ensure that the Underlying Shares when issued in accordance with the Certificate of Incorporation shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens.

        7.6 LISTING. Promptly following the Closing, the Company shall use its best reasonable efforts to cause all of the outstanding shares of the Common Stock of the Company and the Underlying Shares to be approved for listing in the Nasdaq National Market or SmallCap Market, as the case may be, and shall provide to the Investors evidence of such listing when approved and shall use its best reasonable efforts to maintain the listing of its Common Stock on such exchange.

                                   SECTION 8.

                                  MISCELLANEOUS

        8.1 FURTHER ASSURANCES. The parties hereto shall take all such actions, and shall execute and deliver all such documents and instruments, as may be reasonably requested by the other to carry out the purposes and intent of the provisions of this Agreement.

        8.2 GOVERNING LAW. Except as set forth below, this Agreement shall be governed by and construed in accordance with the laws of the State of California.

        8.3 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration to be held in San Jose, California. Such arbitration shall be in accordance with the rules of the American Arbitration Association, and judgment upon the award may be entered in any court of competent jurisdiction. The prevailing party or parties in such arbitration and any ensuing legal action shall be reimbursed by the party or parties who do not prevail for their reasonable attorneys', accountants' and experts' fees and the costs of such actions.

        8.4 AMENDMENT. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by each of the parties hereto.

        8.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be effective upon receipt and may be delivered in person, by telecopy, express delivery service or U.S. mail, in which event it may be mailed by first-class, registered or certified mail, postage prepaid, addressed to:

        if to the Company to:

               OneWorld Systems, Inc.
               1144 E. Arques Avenue
               Sunnyvale, California 94086
               Attn:  Neil Selvin
               Fax:  (408)523-2019


        with a copy to:

               Alan K. Austin
               Wilson Sonsini Goodrich & Rosati,
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Fax:  (650) 493-6811
        if to the Investors:

               to the address listed on Schedule 8.5 attached hereto

        with a copy to:

               Patrick Pohlen
               Cooley Godward LLP
               Five Palo Alto Square
               3000 El Camino Real
               Palo Alto, California 94306-2155
               Fax:  (650) 857-0663

        8.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of such other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party or any waiver on the part of either party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to either party, shall be cumulative and not alternative.

        8.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue full force and effect without said provision.

        8.8 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

        8.9 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        8.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

        8.11 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

        8.12 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

        The foregoing Unit Stock Purchase Agreement is hereby executed as of the date set forth above.

                                       ONEWORLD SYSTEMS, INC.



                                       By: /S/ Neil Selvin
                                           -------------------------------------
                                       Title: President and CEO


INVESTORS:


ACCESS TECHNOLOGY PARTNERS
BROKERS FUND, L.P.

    By:  H&Q VENTURE MANAGEMENT, L.L.C.
    Its: General Partner

         By: /S/ Robert N. Savoie
             -------------------------------------------------
         Its:   Robert N. Savoie Tax Director, Attorney-in-Fact
                -----------------------------------------------

ACCESS TECHNOLOGY PARTNERS, L.P.

By:  ACCESS TECHNOLOGY MANAGEMENT, L.L.C.
Its:  General Partner

    By:  H&Q VENTURE MANAGEMENT, L.L.C.
    Its: Managing Member

         By: /S/ Robert N. Savoie
             --------------------------------------------------
         Its:   Robert N. Savoie Tax Director, Attorney-in-Fact
                -----------------------------------------------


                 [SIGNATURE PAGE TO THE UNIT PURCHASE AGREEMENT]

HAMBRECHT & QUIST CALIFORNIA

        By:    /S/ Robert N. Savoie
               ------------------------------------------------
        Its:   Robert N. Savoie Tax Director, Attorney-in-Fact
               ------------------------------------------------

HAMBRECHT & QUIST EMPLOYEE VENTURE FUND, L.P. II

By:    H&Q VENTURE MANAGEMENT, L.L.C
Its:    General Partner


        By:    /S/ Robert N. Savoie
               ------------------------------------------------
        Its:   Robert N. Savoie Tax Director, Attorney-in-Fact
               ------------------------------------------------


DANIEL H. CASE III

By:  /S/ Daniel H. Case III
     ------------------------


DELAWARE CHARTER GUARANTEE & TRUST
COMPANY, CUSTODIAN FOR DANIEL H. CASE

By:   /S/ Daniel H. Case
      -----------------------
Name: Daniel H. Case
      -----------------------

STEPHEN M. CASE

By:  /S/ Stephen M. Case
     -------------------------



                 [SIGNATURE PAGE TO THE UNIT PURCHASE AGREEMENT]

DAVID GOLDEN

By: /S/ David Golden
    --------------------------

MARK ZANOLI

By: /S/ David Yao, Attorney-in-Fact
    --------------------------------




                 [SIGNATURE PAGE TO THE UNIT PURCHASE AGREEMENT]

        INTEGRAL CAPITAL PARTNERS IV, L.P.

        By:    INTEGRAL CAPITAL MANAGEMENT IV, LLC
        Its:   General Partner



               By: /S/  Pamela K. Hagenah
                   ----------------------------------------
                   Pamela K. Hagenah
                   A Manager



        INTEGRAL CAPITAL PARTNERS IV MS SIDE FUND, L.P.

        By:    ICP MS MANAGEMENT, LLC
        Its:   General Partner



               By:  Pamela K. Hagenah
                    ---------------------------------------
                       Pamela K. Hagenah
                       A Manager




                 [SIGNATURE PAGE TO THE UNIT PURCHASE AGREEMENT]

        COMPTON FAMILY TRUST, APRIL 19, 1996



        By:  Kevin Compton
             ----------------------------
        Its: Trustee
             ----------------------------




                 [SIGNATURE PAGE TO THE UNIT PURCHASE AGREEMENT]